UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2005
GAINSCO, INC.
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	001-09828 (Commission File Number)	75-1617013 (IRS Employer Identification No.)

1445 Ross Avenue, Suite 5300, Dallas, Texas	75202

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 647-0415
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 9, 2005, the Board of Directors of GAINSCO, INC. (the “Company”) approved several amendments to the Bylaws of the Company, effective August 11, 2005. A copy of the complete Bylaws of the Company, as amended, appear as Exhibit 3.8 to this Report.
     Three of the amendments were substantive, and the remainder represented minor conforming or clarifying revisions to various provisions of the Bylaws. The three substantive amendments were (i) amending Articles 3 and 4 of the Bylaws to reflect that, pursuant to the Company’s recapitalization that was completed on January 21, 2005, the individual serving as Chairman of the Board is an executive officer of the Company and serves as chief strategic officer, (ii) also reflecting the effects of the Recapitalization, amending Article 2 of the Bylaws to delete references to Series B Convertible Redeemable Preferred Stock, which was redeemed in the Recapitalization and is no longer outstanding, and (iii) amending Articles 2 and 9 to eliminate provisions that would have permitted the Board of Directors to close the Company’s stock transfer books in connection with the determination of shareholders entitled to vote at meetings or those entitled to receive dividends. As a matter of practice, the Company does not close its transfer books.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit
3.8	Bylaws of Registrant as amended as of August 11, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.
/s/ Glenn W. Anderson
Glenn W. Anderson, President and
Chief Executive Officer

DATED: August 15, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
3.8	Bylaws of Registrant as amended as of August 11, 2005.